UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 21, 2015

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 27, 2015, Harmonic Inc. (“Harmonic”) issued a press release regarding its preliminary unaudited financial results for the quarter ended October 2, 2015. In the press release, Harmonic also announced that it would be holding a conference call on October 27, 2015 to discuss its financial results for the quarter ended October 2, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information in Exhibit 99.1 is incorporated herein by reference.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 furnished herewith shall not be incorporated by reference into any filing by Harmonic under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.
On October 22, 2015, Harold Covert, a member of Harmonic’s Board of Directors (the “Board”), notified Harmonic of his intention to resign from the Board and the Audit Committee of the Board (the “Audit Committee”), effective October 26, 2015. In connection with Mr. Covert’s resignation, Susan G. Swenson was appointed to serve on the Audit Committee and Nikos Theodospoulos was appointed as chairman of the Audit Committee, effective upon Mr. Covert’s resignation. In connection with Ms. Swenson’s appointment to the Audit Committee and Mr. Theodospoulos’ appointment as chairman of the Audit Committee, respectively, the Board determined that Ms. Swenson was financially literate and that Mr. Theodospoulos was an audit committee financial expert in accordance with federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission and the rules and regulations promulgated by The NASDAQ Stock Market.
On October 23, 2015, Carolyn V. Aver resigned as the Chief Financial Officer of Harmonic, effective October 27, 2015. Ms. Aver will remain available to Harmonic in an advisory capacity until December 31, 2015 to assist with the transition of her responsibilities and other related matters. Subject to the approval of Harmonic’s Board, Ms. Aver’s existing vested stock options will be exercisable until May 1, 2016.
In connection with Ms. Aver’s resignation, Mr. Covert was appointed as Harmonic’s Chief Financial Officer and Principal Financial and Accounting Officer, effective October 27, 2015. On October 22, 2015, Harmonic entered into an offer letter agreement with Mr. Covert (the “Offer Letter”) regarding his appointment as Harmonic’s Chief Financial Officer, effective October 27, 2015. Pursuant to the Offer Letter, Mr. Covert will be paid an annual base salary of $390,000. Mr. Covert will be eligible for an annual discretionary bonus of 65% of his annual base salary. Mr. Covert will also be provided with up to $25,000 of relocation assistance. Additionally, subject to the approval by the Board and upon commencement of his employment, Mr. Covert will be granted (i) a stock option to purchase 220,000 shares of Harmonic’s common stock, one-third of which will vest on the one year anniversary of the commencement of his employment, with the remainder vesting in equal monthly installments for two years thereafter, in each case subject to Mr. Covert’s continued employment on those dates and (ii) 110,000 restricted stock units, one-third of which will vest on the one year anniversary of the commencement of his employment, with the remainder vesting in equal installments every six months thereafter, in each case subject to Mr. Covert’s continued employment on those dates.
Mr. Covert and Harmonic have also entered into a Change of Control Severance Agreement, effective October 27, 2015 (the “Change of Control Severance Agreement”), pursuant to which, in the event of termination of Mr. Covert other than for cause (as defined in the Change of Control Severance Agreement) within 18 months following a change in control of Harmonic, Mr. Covert will be entitled to receive a lump-sum payment of one year’s salary, an amount equal to the greater of 50% of Mr. Covert’s then annual target bonus or the average of the actual bonus paid to Mr. Covert in each of the two prior years, and a continuation of Mr. Covert’s health, dental and life insurance benefits for up to one year after the change of control. The Change of Control Severance Agreement also provides for outplacement assistance and the full acceleration of any unvested stock options and restricted stock unit awards held by Mr. Covert in the event of such termination, subject to certain limitations.
The foregoing description of each of the Offer Letter and the Change of Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter and the Change of Control Severance Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.
Mr. Covert has served on Harmonic’s Board since June 2007. From April 2014 through September 2014, he served as an advisor to Lumos Networks Corporation, a fiber-based service provider. From September 2011 through March 2014, Mr.

Covert served as Executive Vice President and Chief Financial Officer of Lumos Networks. From September 2010 to September 2011, he was an independent business consultant. From October 2007 until September 2010, Mr. Covert was an executive of Silicon Image, Inc., a semiconductor company, serving as Chief Financial Officer from October 2007 until January 2010 and also as its President from September 2009 through September 2010. From 2005 to 2007, Mr. Covert was Executive Vice President and Chief Financial Officer of Openwave Systems Inc., a software applications and infrastructure company. Prior to Openwave, Mr. Covert was Chief Financial Officer at Fortinet Inc. from 2003 to 2005, and Executive Vice President and Chief Financial Officer of Extreme Networks, Inc. from 2001 to 2003. Mr. Covert has been a Director and Chairman of the Audit Committee for Lumentum Holdings, Inc. since August 2015. Mr. Covert was a Director and Chairman of the Audit Committee at JDS Uniphase Corporation from January 2006 until August 2015. Mr. Covert was a director at Solta Medical, Inc. from June 2007 until January 2014 and was a director of Silicon Image from January 2010 until September 2010. Mr. Covert holds a B.S. in Business Administration from Lake Erie College and an M.B.A. from Cleveland State University and is also a Certified Public Accountant and Chartered Global Management Accountant.
Mr. Covert has no family relationships with any of Harmonic’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On October 21, 2015, George Stromeyer resigned as the senior vice president, worldwide sales, of Harmonic, effective October 30, 2015.
A copy of the press release relating to these announcements is attached hereto as Exhibit 99.2. The information in the press release attached hereto as Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and Exhibit 99.2 furnished herewith shall not be incorporated by reference into any filing by Harmonic under the Securities Act or under the Exchange Act.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2015, the Board adopted an amendment to Article III, Section 3.2 of Harmonic’s bylaws (the “Bylaws”) to decrease the number of directors of the Board from eight (8) to seven (7). Set forth below is the text of the revised Bylaw provision:
“3.2 NUMBER OF DIRECTORS
The board of directors shall consist of seven (7) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.”
The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Harmonic Inc.
10.1	Offer Letter Agreement with Harold Covert, dated October 22, 2015.
10.2	Change of Control Severance Agreement between Harmonic Inc. and Harold Covert, dated October 27, 2015.
99.1	Press release of Harmonic Inc. dated October 27, 2015, entitled “Harmonic Announces Third Quarter 2015 Results.”
99.2	Press release of Harmonic Inc. dated October 27, 2015, entitled “Harmonic Appoints Harold Covert as New Chief Financial Officer.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Harmonic Inc.
10.1	Offer Letter Agreement with Harold Covert, dated October 22, 2015.
10.2	Change of Control Severance Agreement between Harmonic Inc. and Harold Covert, dated October 27, 2015.
99.1	Press release of Harmonic Inc. dated October 27, 2015, entitled “Harmonic Announces Third Quarter 2015 Results.”
99.2	Press release of Harmonic Inc. dated October 27, 2015, entitled “Harmonic Appoints Harold Covert as New Chief Financial Officer.”